Exhibit 10.31

REGISTRATION RIGHTS AGREEMENT

by and Between

SANGSTAT MEDICAL CORPORATION

AND

BIOPHARMA EQUITIES HOLDINGS NV

____________________

February 15, 2000

___________________

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of February 15, 2000 is by and among SangStat Medical Corporation, a Delaware corporation (the "Company") and BioPharma Equities Holdings NV (the "Investor").

WHEREAS, the Company is entering into the Common Stock Purchase Agreement of even date herewith (the "Purchase Agreement") with the Investor pursuant to which the Investor is purchasing shares of the Company's Common Stock (the "Common Stock");

WHEREAS, the Company and the Investor desire to provide for the Investor certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

    Registration Rights. The Company covenants and agrees as follows:
      Definitions. As used in this Agreement, the following terms shall have the following meanings:
        "Securities Act" means the Securities Act of 1933, as amended.
        "1934 Act" means the Securities Exchange Act of 1934, as amended.
        "Form S-1" means such form under the Securities Act as in effect on the date hereof, or any registration form under the Securities Act subsequently adopted by the SEC which permits the registration of securities under the Securities Act for which no other form is authorized or prescribed.
        "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
        "Holder" means the Investor and any persons or entities to whom the rights granted under this Section 1 are transferred by the Investor as permitted under Section 2 below.
        The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
        "Registrable Securities" means (i) the Common Stock, (ii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in (i) above, excluding in all cases, however, any securities that have been sold in a public sale or other transaction in which the rights under this Section 1 are not properly assigned.
        "SEC" shall mean the Securities and Exchange Commission.
      Demand Registration.
        Registration. The Company agrees to file as soon as practicable, and in any event on or before May 15, 2000, a registration statement on Form S-3 (or Form S-1 in the event that the Company is not eligible to use Form S-3) for the registration under the Securities Act of all Registrable Securities, subject to the limitations of subsection 1.2(b). The Company shall use its best efforts to have such registration statement declared effective within thirty (30) days after filing.
        Priority Registrations. If a majority in interest of the Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company on or before February 29, 2000. The underwriter will be selected by a majority in interest of the Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be apportioned among such selling Holders in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company held by each Holder; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Any such apportionment shall be in accordance with the last sentence of Section 1.3(b).
      "Piggy-Back" Registration.
        Right to Piggy-Back. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders but excluding a registration effected by the Company pursuant to the Registration Rights Agreement dated May 7, 1999 between the Company and Abbott Laboratories) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in an employee benefit plan, or a registration on Form S-4 or any successor form relating solely to a transaction pursuant to the SEC's Rule 145), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of subsection 1.3(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.
        Priority on Registrations. In connection with any offering involving an underwriting of shares of the Company's capital stock, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters). If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not materially and adversely affect such offering, and the Registrable Securities to be included, if any, shall be apportioned pro rata among (i) the Holders providing notice of their desire to participate in the offering and (ii) all other holders of the Company's securities who have the right to participate in such offering (the "Other Holders"), according to the total amount of securities requested to be included therein by each such selling Holder or Other Holder or in such other proportions as shall mutually be agreed to by such Holders and Other Holders. For purposes of the preceding sentence concerning apportionment, for any Holder which is a partnership or corporation, the partners, retired partners, and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro- rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.
      Registration Procedures. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Holders with a reasonable opportunity to review and comment on all documents):
        Prepare and file with the SEC a registration statement which complies with the provisions of the Securities Act and the rules and regulations of the SEC thereunder with respect to such Registrable Securities within the time period specified by the applicable section under which the registration statement is being effected; thereafter use its best efforts to cause such registration statement to become effective; and, keep such registration statement effective for a period of One Hundred Eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed.
        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder's intended method of disposition.
        Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.
        Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
        In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
        Use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of a registration statement covering Registrable Securities and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Holder of the issuance of such order and the resolution thereof;
        Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
        Cause all such Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed.
        Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
        Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, copies of (i) the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration given to the underwriters in such underwritten public offering, which opinion shall be in such form as is reasonably satisfactory to counsel to the underwriters, and shall also be addressed to such Holders, and (ii) the letter dated as of such date, from the independent certified public accountants of the Company, to the underwriters in such underwritten public offering, addressed to the underwriters, which letter shall be in such form as is reasonably satisfactory to counsel to the underwriters.
      Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.
      Expenses of Registrations. The Company shall pay all expenses, other than underwriting discounts and commissions, including reasonable attorney's fees for one counsel for any selling Holders, incurred in connection with registrations, filings, or qualifications pursuant to this Section 1, including (i) all registration, filing, and qualification fees (including, but not limited to, filing fees with the SEC and state securities administrators, fees due to the National Association of Securities Dealers and fees due for listing on any stock exchange or for qualifying for quotation on the Nasdaq system; (ii) printing and accounting fees; and (iii) fees and disbursements of counsel for the Company.
      Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
        By the Company. The Company will indemnify each selling Holder, each of its officers and directors and partners and each person controlling any such persons within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the investigation or settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such selling Holder and each other person indemnified hereunder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, expense, or violation arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such selling Holder or underwriter and stated specifically to be for use therein, or any action or inaction required of any selling Holder in connection therewith.
        By Each Holder. Each selling Holder will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such person whose securities are covered by such registration statement, each of its officers and directors and each person controlling such selling Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such selling Holder of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to such selling Holder and relating to action or inaction required of such selling Holder in connection with any such registration, qualification or compliance, and will reimburse the Company and each other person indemnified hereunder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such selling Holder and stated specifically to be for use therein or such violation arises out of any action or inaction required of such selling Holder in connection therewith; provided, however, that the obligation of such selling Holder hereunder shall be limited to an amount equal to the net proceeds received by such selling Holder upon the sale of the Shares sold by such selling Holder in the offering covered by such registration.
        Notice. Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest (as determined in good faith by the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to do so materially prejudices the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
        Contribution. If the indemnification provided for in this Section 1.7 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 1.7 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 1.7(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 1.7. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
        Survival. The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.
      Rule 144 Reporting. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:
        Make and keep public information available, as those terms are understood and defined in SEC Rule 144 under the Securities Act;
        File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and
        Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to Form S-3.
      Termination of Registration Rights. Each Holder's rights to require registration of Registrable Securities held by it as provided for in this Section 1 shall terminate with respect to such Holder upon the earliest to occur of (i) when all such Registrable Securities held by such Holder have been sold in a public offering pursuant to an effective registration statement under the Securities Act, (ii) when all such Registrable Securities held by such Holder may be sold in a public sale or sales within any three-month period consistent with the Securities Act and the SEC's Rules thereunder and (iii) February 15, 2002.
    Transfers Of Rights.
      The rights granted to the Investor under Section 1 of this Agreement may be transferred to (i) any Affiliate, subsidiary, partner, member or shareholder of the Investor or (ii) any other person or entity that acquires at least fifty percent (50%) of the Registrable Securities; provided, however, that the transferee shall have executed an instrument satisfactory to the Company agreeing to be bound by the obligations of his or its transferor under this Agreement.
      A transferee to whom rights are transferred pursuant to this Section 2 may transfer such rights to any other person or entity, as provided in Section 2.1 above.
      Each certificate representing the shares of Common Stock shall bear a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

    "The shares of stock represented by this certificate are subject to a certain Investor Rights Agreement, as amended from time to time, among the corporation, the registered owner of this certificate (or his predecessor in interest) and others, and such Agreement is available for inspection without charge at the offices of the corporation."

    General.
      Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by overnight mail or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

      if to the Company: SangStat Medical Corporation

      Attn: Vice President and General Counsel
      6300 Dumbarton Circle
      Fremont, CA 94555
      Facsimile: (510) 789-4493

      with a copy to: Gray Cary Ware & Freidenrich LLP

      Attn: Rebecca K. Schmitt Esq.
      4365 Executive Drive, Suite 1600
      San Diego, California 92121
      Facsimile: (858) 677-1477

      if to the Investor: BioPharma Equities Holdings NV

      MeesPierson Fund Services (Curacao) NV

      Amod Kumar or Robert N. Chin
      Berg Arrarat 1
      PO Box 3889
      Willemstad, Curacao
      Netherlands Antilles

      Facsimile: 599-946-39326

      with a copy to: BioPharma Management Company Ltd

      Mill Mall
      PO Box 964
      Road Town, Tortola
      British Virgin Islands

      Facsimile: 41-22-311-33-09

      Notices provided in accordance with this Section 3.1 shall be deemed delivered upon personal delivery, receipt by telecopy or overnight mail, or 48 hours after deposit in the mail, first class postage prepaid, in accordance with the above.

      Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
      Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of not less than a majority of the Registrable Securities. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
      Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
      Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.
      Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.
      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SANGSTAT MEDICAL CORPORATION

By: __________________________

Name:

Title:

BIOPHARMA EQUITIES HOLDINGS NV

By: __________________________

Name:

Title: